UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2008

EMVELCO CORP.
(Exact name of registrant as specified in charter)

Delaware	001-12000	13-3696015
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1061 ½ N. Spaulding Ave., West Hollywood, California 90046
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (323) 822-1750

With a copy to:
Stephen M. Fleming, Esq.
Law Offices of Stephen M. Fleming PLLC
110 Wall Street, 11 th Floor
New York, New York 10005
T: 516.833.5034
F: 516.977.1209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 6, 2008, Emvelco Corp. (the “Company”) provided NASDAQ with notice of its intent to voluntarily delist from The NASDAQ Stock Market, which notice was amended on June 10, 2008. The Company is voluntarily delisting to reduce and more effectively manage its regulatory and administrative costs, and to enable Company management to better focus on its business on developing the natural gas drilling rights recently acquired in connection with the acquisition of Davy Crockett Gas Company, LLC, which was announced on May 9, 2008.

The Company has requested that its shares be suspended from trading on NASDAQ at the open of the market on June 16, 2008. Following clearance by the Financial Industry Regulatory Authority (“FINRA”) of a Form 211 application filed by a market maker in the Company's stock, the Company anticipates that its shares will be eligible for quotation and trading on the OTC Bulletin Board under the symbol "EMVL." In the event that FINRA does not clear the Form 211 application or the application is delayed, then the Company expects that its shares will be quoted and traded on the Pink Sheets electronic quotation and trading system. The Company plans to file a Form 25 with the Securities and Exchange Commission on or about June 16, 2008. The Company expects that the delisting from NASDAQ will be effective ten days thereafter, or on or about June 26, 2008.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

Not applicable

(b)	Pro forma financial information.

Not applicable

(c)	Shell company transactions

Not applicable

(d)	Exhibits
Exhibit No.	Description of Exhibit
99.1 99.2	Press Release dated June 6, 2008 Press Release dated June 10, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

EMVELCO CORP.

By:	/s/ YOSSI ATTIA
Name: Yossi Attia
Title: Chief Executive Officer

Date:	June 10, 2008 West Hollywood, California